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                   AMENDED AND RESTATED LOCKBOX SERVICE AGREEMENT

                            This Amended and Restated Lockbox Service Agreement (this "Lockbox Service Agreement"), dated as of June 3, 1996, among Magnavision Corporation, a New Jersey corporation (the "Company"), University Connection, Inc., a New Jersey corporation ("University"), Magnavision Private Cable, Inc., a Delaware corporation ("MPC" and together with University and the Company collectively, the "Companies"), IBJS Capital Corporation
          ("IBJSCC") and IBJ Schroder Bank & Trust Company ("the Bank") is made pursuant to the Securities Purchase Agreement, dated as of August 25, 1995, as amended by Amendment No. 1 to the Securities Purchase Agreement dated the date hereof by and among the Companies, the Bank and other parties thereto (as the same maybe amended, modified or otherwise supplemented from time to time, the "Securities Purchase Agreement"). Capitalized terms used herein which are defined in the Securities Purchase Agreement shall have the same meanings as defined therein unless the context hereof requires otherwise.

                                   R E C I T A L S

          1 Pursuant to the Securities Purchase Agreement the Investors agreed to purchase Notes and Warrants from the Obligors in the amount and under the terms and conditions set forth therein. The repayment of the Notes is secured by the Collateral Assignment and the Pledge Agreements.

          2 Pursuant to the Collateral Assignment, the Company and University have authorized the Bank to collect any payments due the Company and University under the Cable Contracts upon the occurrence and during the continuance of an Event of Default.

          3 The Company and University have transferred all of their right, title and interest in and to the Cable Contracts to MPC.

          4 Pursuant to Amendment No. 1 to the Security Agreement and Collateral Assignment dated the date hereof, MPC became a party to the Collateral Assignment.


          5 The Company, University and the Bank now desire to make MPC a party to this Lockbox Service Agreement and MPC desires to become a party to this Lockbox Service Agreement.




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          6    The execution and delivery of this Lockbox Service Agreement is a condition precedent to the Investors entering into Amendment No.
               1 to the Securities Purchase Agreement.

                    NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1    Appointment of Bank as Agent.

                    IBJSCC hereby appoints the Bank and the Bank hereby accepts IBJSCC's appointment as its agent for the collection of Payments (as defined below) payable to IBJSCC as the Collateral Agent pursuant to the Collateral Assignment.

          1    Companies Responsibilities.

                  (a) The Companies shall execute the post office and other forms necessary to enable the Bank to have access to a post office box at the post office whose address appears below (the "Lockbox"). The Companies shall and hereby irrevocably designate the Bank as their agent and authorize it to open the Lockbox and remove its contents and to act on its behalf in connection with the rental of the Lockbox.


               Lockbox Address:


                    Magnavision Corporation
                    P.O. Box 21548
                    Newark, New Jersey  07101-4128

                   (a) Instructing Remitters. The Companies shall irrevocably instruct the other parties to the Cable Contracts to remit all payments made under or in respect of the Cable Contracts (the "Payments") to the Lockbox. In the event that notwithstanding the foregoing the Companies shall receive any Payments regardless of the form thereof, the same shall be held in trust for, and immediately be delivered to the Bank. The Companies shall also advise the other parties to the Cable Contracts that neither the Companies nor the Bank shall be responsible for cash or cash equivalent remittances and that business reply or other acceptable mail such as Registered, Certified, Postage Due, etc. may not be addressed to the Lockbox.


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                   (b)   Authorization. The Bank is irrevocably authorized to
                         collect and open all mail in the Lockbox, including all Payments, for the Companies.

                   (c)   Bank's Responsibilities.

                   (d) Collection. The Bank shall from time to time open and remove the contents of the Lockbox. Upon final collection of any Payments, the Bank will credit such Payments to a blocked non-interest bearing cash collateral account established and maintained by the Bank, and with respect to which the Bank shall have sole control, possession and dominion (the "Cash Collateral Account"). The Companies shall have no right to draw checks on or otherwise seek withdrawals under the Cash Collateral Account.

                   (e) Upon final collection of any Payments, the Bank will have the right to set aside and hold in the Cash Collateral Account, and to apply against the Obligations when due, those amounts, as determined by the Bank, payable on the Obligations; and provided that no Event of Default shall exist or be continuing, the Bank will transfer the balance of such Payments in accordance with the Companies' instructions.

                   (f) Endorsement and Deposit. The Bank shall have the right to receive, indorse, assign and/or deliver in the name of the Bank or the Companies any and all checks, drafts and other instruments for the payment of money relating to the Payments, and the Companies hereby waive notice of presentment, protest and non-payment of any instrument so indorsed. The Companies hereby constitute the Bank or the Bank's designee as their attorney with power to indorse its name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment.

                   (g) Discrepancy in Amount. If the numerical amount of a check differs from the written amount, the check will be deposited for the written amount.

                   (h) Returned Items. A check returned unpaid for insufficient funds will be sent for collection a second

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                         time. A check returned unpaid for any other reason or a
                         check returned unpaid a second time will, to the extent previously credited pursuant to subparagraph 2(a), be charged back to the Companies' account and a copy of the check, together with a debit advice, will be sent to the Companies.

                   (i)   Rights and Powers of the Bank on Default.

                   (j) Upon the occurrence and during the continuance of an Event of Default, all Payments shall, at the option of the Bank, automatically be credited to the Cash Collateral Account. During the continuance of any such Event of Default, the Bank shall have the right to continue to hold as cash collateral all or such portion as the Bank shall in its sole discretion determine of the amounts in the Cash Collateral Account or to apply all or such portion as the Bank shall in its sole discretion determine of such amounts against the Obligations of the Obligors under the Transaction Documents, as the same may be amended, extended, increased, modified or refinanced from time to time, including all costs and expenses incurred by the Bank enforcing any thereof, whether or not such is instituted.

                   (k) At any time the Bank shall have the right to send notice of the assignment of, and the Collateral Agent's Security Interest in, the Payments, to the other parties to the Cable Contracts and the License. The Bank's actual accrued collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, shall be charged to the Companies' account and added to the Obligations.

                   (l)   Limitation of Liability.

                    The Bank shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Payments or any instrument received in payment thereof, or for any damage resulting therefrom unless

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          done maliciously or with gross negligence.  Upon and at any time during the continuance of an Event of Default, the Bank may, without notice or consent from the Companies, sue upon or otherwise collect, extend the time of payment of, or accept to the Bank, compromise or settle for cash, credit or upon any terms any of the Payments or any other securities, instruments or insurance applicable thereto and/or release an obligor thereof.

          1 Governing Law; Terms. This Lockbox Service Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the laws and principles thereof which would direct the application of the laws of another jurisdiction.

          2 Other Provisions. This Lockbox Service Agreement is the "Lockbox Service Agreement" referred to in the Securities Purchase Agreement and is subject to the provisions of the Securities Purchase Agreement made expressly applicable hereto.

          3 WAIVER OF TRIAL BY JURY. THE BANK, THE COLLATERAL AGENT AND THE COMPANIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOCKBOX SERVICE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. FURTHER, THE COMPANIES HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE BANK OR COLLATERAL AGENT, OR COUNSEL TO THE BANK OR COLLATERAL AGENT, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK OR COLLATERAL AGENT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE COMPANIES ACKNOWLEDGE THAT THE BANK AND THE COLLATERAL AGENT HAVE BEEN INDUCED TO ENTER INTO THIS LOCKBOX SERVICE AGREEMENT AND THE SECURITIES PURCHASE AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.



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                    IN WITNESS WHEREOF, the Companies, IBJSCC and the Bank
          have caused this Lockbox Service Agreement to be duly executed and delivered by their duly authorized representatives as of the date first above written.

                                        MAGNAVISION CORPORATION




                                        By:

                                           Nicholas Mastrorilli, Sr.,
                                           President


UNIVERSITY CONNECTION, INC.


                                        By:______________________________

                                           Nicholas Mastrorilli, Sr.,
                                           President


                                        MAGNAVISION PRIVATE CABLE, INC.


                                        By:______________________________

                                           Nicholas Mastrorilli, Sr.,
                                           President



                                        IBJS CAPITAL CORPORATION


                                        By:______________________________

                                           Paul Echausse, Vice President
                                            and Chief Operating Officer

Accepted:

IBJ SCHRODER BANK & TRUST
COMPANY




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          By:_________________________
             Paul Echausse
             Vice President




























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